Exhibit 99.1

QR Energy Announces First Quarter

2013 Results and Outlook

HOUSTON, TX—(Marketwire – May 8, 2013) – QR Energy, LP (“QRE” or “QR Energy”) (NYSE: QRE) announced today its operating and financial results for the first quarter of 2013 and guidance for the remainder of 2013.

Highlights for the First Quarter 2013

•	Average production was 17,789 Boe per day, a 4% increase from fourth quarter due to the inclusion of a full quarter of results attributable to East Texas Oil Field acquisition

•	Revenue was $104.9 million, an 8% increase from fourth quarter, due to increased production and 6% higher realized oil prices

•

Adjusted EBITDA was $63.3 million, an 11% decrease from fourth quarter due to increased cash general and administrative expenses following the expiration of initial two year fixed-fee period under our services agreement

•	Distributable Cash Flow was $31.7 million, a 19% decrease from fourth quarter due to decreased Adjusted EBITDA

•	Distribution Coverage Ratio was 1.0x

•	$400 million of currently undrawn availability under credit facility

Note: Please see financial statements and related footnotes in QR Energy’s 10-Q, as filed with the Securities and Exchange Commission (“SEC”). Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are non-GAAP measures. Please see definitions of these measures and the reconciliation to the most comparable measures calculated in accordance with GAAP in the “Non-GAAP Reconciliation” section of this press release.

Chief Executive Officer Alan L. Smith commented, “First quarter production increased primarily due to production from the properties acquired in our East Texas Oil Field acquisition in December. Our team has done an excellent job of integrating the properties and focusing on our highest return capital projects. We are pleased to have $400 million of available liquidity and continue to evaluate acquisition opportunities that are accretive to our Distributable Cash Flow.”

First Quarter 2013 Results

•

Realized prices excluding commodity derivatives were $96.47 per barrel of oil, $2.97 per Mcf of natural gas and $37.71 per barrel of NGLs; Realized prices including commodity derivatives were $97.66 per barrel of oil and $5.74 per Mcf of natural gas

•	Lease operating expenses were $21.60 per Boe, a 7% increase from fourth quarter due to the East Texas Oil Field acquisition, which carries higher LOE due to 90% oil content

•	Cash general and administrative expenses were $9.1 million

•	Total capital expenditures were $19.4 million

•	Net loss of $8.2 million was impacted by $25.3 million of non-cash unrealized mark-to-market losses on commodity derivatives

Cash Distribution

On May 15, 2013, QR Energy will pay a cash distribution attributable to the first quarter of 2013 of $0.4875 per unit for all outstanding common units of record at the close of business on May 8, 2013. This represents an annualized distribution of $1.95 per common unit.

Guidance

The guidance set forth below is subject to all cautionary statements and limitations described below and under the “Forward-Looking Statements” section of this press release. In addition, estimates for QR Energy’s future production volumes are based on, among other things, assumptions of capital expenditure levels and the assumption that market demand and prices for oil and natural gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and natural gas are extremely complex and are subject to disruption due to transportation and processing availability, mechanical failure, human error, weather and numerous other factors. Estimates are based on certain other assumptions, such as well performance, which may vary significantly from QR Energy’s assumptions. Operating costs, which include major maintenance costs, vary in response to changes in prices of services and materials used in the operation of properties and the amount of maintenance required. Operating costs, including taxes, utilities and service company costs, move directionally with increases and decreases in commodity prices and QR Energy cannot fully predict such future commodity prices or operating costs. Capital expenditures are based on current expectations as to the level of capital expenditures that will be justified based upon the other assumptions set forth below as well as expectations about other operating and economic factors not set forth below. The guidance set forth below does not constitute any form of guarantee, assurance or promise that the matters indicated will actually be achieved. Rather, the guidance simply sets forth QR Energy’s best estimate today for these matters. Estimates are based upon current expectations about the future and based upon both stated and unstated assumptions. Actual conditions and assumptions may change over the course of the year.

Based upon current estimates, QR Energy expects the following operating results for the second quarter and full year of 2013:

	2Q 2013	Full Year 2013
Average net daily production (Boed)	17,000 – 17,400	17,800 – 18,200
Lease operating expenses (per Boe)	$20.50 – $22.50	$20.00 – $22.00
Estimated maintenance capital expenditures ($ millions)	$17	$68
Estimated total capital expenditures ($ millions)	$33	$90
Cash general and administrative expenses ($ millions)	$9 – $10	$32 – $35

Quarterly Report on Form 10-Q

QR Energy’s financial statements and related footnotes will be available in the 10-Q for the quarter ended March 31, 2013, which QR Energy will file with the SEC today. The 10-Q will be available on QR Energy’s Investor Relations website at http://ir.qrenergylp.com or on the SEC website at www.sec.gov.

Webcast and Conference Call

QR Energy will host a webcast and conference call today at 9 a.m. central time to discuss these results.

Interested parties may join the webcast by visiting QR Energy’s Investor Relations website at http://ir.qrenergylp.com and clicking on the webcast link or the conference call by dialing (877) 861-4516 or (706) 679-6295 five minutes before the call begins and providing the conference ID 48701001.

The webcast will be available on QR Energy’s Investor Relations website at http://ir.qrenergylp.com for 14 days following the call and a telephonic replay will be available for 7 days following the call by dialing (855) 859-2056 or (404) 537-3406 and providing the conference ID 48701001.

About QR Energy, LP

QR Energy, LP is a publicly traded partnership engaged in the acquisition, production and development of onshore crude oil and natural gas properties in the United States. QR Energy is headquartered in Houston, Texas. For more information, visit QR Energy’s website at www.qrenergylp.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of federal securities laws. QR Energy believes that its expectations and forecasts are based on reasonable assumptions; however, no assurance can be given that such expectations and forecasts will prove to be correct. A number of factors could cause actual results to differ materially from the expectations and forecasts, anticipated results or other forward-looking information expressed in this press release, including risks and uncertainties regarding future results, capital expenditures, liquidity and financial market conditions, sufficiency of cash from operations, adverse market conditions and governmental regulations. For a more complete list of these risk factors, please read QR Energy’s filings with the SEC, which are available on QR Energy’s Investor Relations website at http://ir.qrenergylp.com or on the SEC website at www.sec.gov.

Commodity Derivatives

As of May 8, 2013, the notional volumes and prices of QR Energy’s commodity derivative contracts were as follows:

	Crude Oil
			Average		Floor	Ceiling	WTS/WTI	Avg. Discount
		Swaps	Price	Collars	Price	Price	Basis Swaps	to NYMEX-WTI
Term	Index	Bbls/d	($/Bbl)	Bbls/d	($/Bbl)	($/Bbl)	Bbl/d	($/Bbl)
Apr. – Dec. 2013	WTI	7,635	$98.61	—	—	—	2,400	($1.90)
Apr. – Dec. 2013	LLS	1,400	$99.51	—	—	—	—	—
2014	WTI	7,125	$96.17	425	$90.00	$106.50	2,400	($2.10)
2014	LLS	1,900	$98.77	—	—	—	—	—
2015	WTI	6,721	$94.52	1,025	$90.00	$110.00	—	—
2016	WTI	5,698	$90.81	1,500	$80.00	$102.00	—	—
2017	WTI	4,997	$86.88	—	—	—	—	—

“WTI” is West Texas Intermediate crude oil; “LLS” is Louisiana Light Sweet crude oil; “WTS” is West Texas Sour crude oil.

	Natural Gas
			Average		Floor	Ceiling		Average	Basis	Avg. Discount
		Swaps	Price	Collars	Price	Price	Puts	Price	Swaps	to NYMEX—HHub
Term	Index	MMBtu/d	($/MMBtu)	MMBtu/d	($/MMBtu)	($/MMBtu)	MMBtu/d	($/MMBtu)	MMBtu/d	($/MMBtu)
Apr. – Dec. 2013	Henry Hub	30,419	$5.97	2,455	$6.50	$8.65			18,455	($0.17)
2014	Henry Hub	26,622	$6.18	4,966	$5.74	$7.51			17,066	($0.19)
2015	Henry Hub	7,191	$5.34	18,000	$5.00	$7.48	420	$4.00	14,400	($0.19)
2016	Henry Hub	11,350	$4.27	630	$4.00	$5.55	11,350	$4.00
2017	Henry Hub	10,445	$4.47	595	$4.00	$6.15	10,445	$4.00

Selected Operating Data

	Three months ended
	3/31/2013	12/31/2012
Production data:
Oil (MBbls)	913	855
Natural gas (MMcf)	2,976	3,144
NGLs (MBbls)	192	188

Total production (MBoe)	1,601	1,567
Production by area (Boed):
Ark-La-Tex	6,498	5,766
Permian Basin	6,191	6,483
Gulf Coast	3,631	3,320
Mid-Continent	1,388	1,376
Michigan	81	88

Average daily production (Boed)	17,789	17,033
Prices:
Average NYMEX:
Crude oil (per Bbl)	$94.36	$88.23
Natural gas (per Mcf)	$3.48	$3.54
Average realized including commodity derivatives:
Crude Oil (per Bbl)	$97.66	$99.07
Natural gas (per Mcf)	$5.74	$5.45
NGLs (per Bbl)	$37.71	$46.46
Average realized excluding commodity derivatives:
Crude oil (per Bbl)	$96.47	$91.40
Natural gas (per Mcf)	$2.97	$3.04
NGLs (per Bbl)	$37.71	$46.46

Note: Please see the financial statements and related footnotes in QR Energy’s 10-Q, as filed with the SEC.

Consolidated Statements of Operations

	Three months ended
	3/31/2013	12/31/2012
	(In thousands)
Revenues:
Oil sales	$88,075	$78,145
Natural gas sales	8,853	9,570
NGLs sales	7,240	8,735
Processing and other	718	960

Total Revenue	104,886	97,410

Operating Expenses:
Lease operating expenses	34,577	31,725
Production and other taxes	7,705	6,903
Processing and transportation	466	1,251

Total production expenses	42,748	39,879
Depreciation, depletion and amortization	30,815	29,855
Accretion of asset retirement obligations	1,732	1,539
General and administrative and other	10,096	11,369
Acquisition and transaction costs	561	2,714

Total operating expenses	85,952	85,356

Operating income	18,934	12,054
Other income (expense):
Realized gains on commodity derivative contracts	9,310	14,132
Unrealized losses on commodity derivative contracts	(25,316)	(13,062)
Interest expense, net	(11,053)	(11,187)

Total other expense, net	(27,059)	(10,117)

Income (loss) before income taxes	(8,125)	1,937
Income tax benefit (expense)	(49)	—

Net income (loss)	$(8,174)	$1,937

Net loss per common unit	$(0.33)	$(0.24)
Adjusted EBITDA	$63,304	$71,086
Distributable Cash Flow	$31,727	$39,251

Note: Please see the financial statements and related footnotes in QR Energy’s 10-Q, as filed with the SEC. Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. Please see the definitions of these measures and the reconciliation to the most comparable measures calculated in accordance with GAAP in the “Non-GAAP Reconciliation” section of this press release.

Consolidated Balance Sheet

March 31, 2013
(In thousands)
ASSETS
Current assets:
Total current assets	$101,901
Noncurrent assets:
Total property and equipment, net	1,454,820
Derivative instruments	68,738
Other assets	22,921

Total noncurrent assets	1,546,479

Total assets	$1,648,380

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Total current liabilities	$63,001
Noncurrent liabilities:
Long-term debt	766,205
Derivative instruments	14,112
Asset retirement obligations	127,000
Other liabilities	6,642

Total noncurrent liabilities	913,959
Partners’ capital:
Total partners’ capital	671,420

Total liabilities and partners’ capital	$1,648,380

Note: Please see the financial statements and related footnotes in QR Energy’s 10-Q, as filed with the SEC.

Non-GAAP Reconciliation

QR Energy defines Adjusted EBITDA as net income plus interest expense (including realized and unrealized gains and losses on interest rate derivative contracts), unrealized gains and losses on commodity derivative contracts, unrealized gains and losses on gas imbalances, depletion, depreciation and amortization, accretion of asset retirement obligations, impairments, non-cash general and administrative expense and acquisition and transaction costs, less interest income and unrealized gains on commodity derivative contracts.

QR Energy defines Distributable Cash Flow as Adjusted EBITDA less cash interest expense (including realized gains and losses on interest rate derivative contracts), distributions on its preferred units, payments to its general partner in respect of its management incentive fee and estimated maintenance capital expenditures, the capital required to maintain QR Energy’s production for five years, on average.

QR Energy defines the Distribution Coverage Ratio for a given quarter as the ratio of Distributable Cash Flow per outstanding unit (including general partner units and Class B units and excluding preferred units) to the actual cash distribution payable per outstanding unit (including general partner units and Class B units and excluding preferred units). Holders of the preferred units may elect to convert the preferred units into common units at any time after October 3, 2013, or sooner upon QR Energy’s achievement of certain trading price criteria. Please see QR Energy’s 10-K for a more fulsome description of the terms of the preferred units.

Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are used by management of QR Energy to provide additional information related to the performance of QR Energy’s business. Adjusted EBITDA provides information about the cash flow generated by our assets, without regard to financing methods or historical cost basis and the ability of our assets to generate sufficient cash to pay interest costs and support our indebtedness. Distributable Cash Flow and the Distribution Coverage Ratio provide information comparing cash flows generated by us to cash distributions we expect to pay to our unitholders and indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. In addition, Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are quantitative standards used by external users of our financial statements such as investors, research analysts and others to assess QR Energy’s performance and liquidity without regard to capital structure. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are not presentations made in accordance with GAAP. Because Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio exclude some, but not all, items that affect net income and are defined differently by different companies in our industry, our definitions may not be comparable to similarly titled measures of other companies. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio have important limitations as analytical tools, and you should not consider them in isolation, or as a substitute for net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

	Three months ended
	3/31/2013		12/31/2012
	(In thousands, except ratios)
Reconciliation of net income to Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio:
Net income (loss)	$(8,174)		$1,937
Plus:
Unrealized (gain) on commodity derivative contracts	25,316		13,062
Unrealized loss (gain) on gas imbalances	926		1,268
Depletion, depreciation and amortization	30,815		29,855
Accretion of asset retirement obligations	1,732		1,539
Interest expense	11,053		11,187
Income tax expense	49		—
Non-cash general and administrative expense and acquisition and transaction costs	1,587		12,238

Adjusted EBITDA	$63,304		$71,086
Less:
Cash interest expense	(11,077)		(11,587)
Estimated maintenance capital expenditures (1)	(17,000)		(16,000)
Distributions to preferred unitholders	(3,500)		(3,500)
Management incentive fee	—		(748)

Distributable Cash Flow (2)	$31,727		$39,251
Distributions to unitholders (other than preferred units)	$31,990		$31,774
Distribution Coverage Ratio	1.0	x	1.2	x

(1)	Estimated maintenance capital expenditures are those needed on average to maintain production over a five-year period.
(2)	Prior to any retained cash reserves established by QR Energy’s general partner’s board of directors.

Note: Please see the financial statements and related footnotes in QR Energy’s 10-Q, as filed with the SEC.

Investor Contacts:

Investor Relations

(713) 452-2990

Cedric W. Burgher

Chief Financial Officer

(713) 452-2200